EXHIBIT 21.1
SUBSIDIARIES OF TRAVELZOO INC.
Travelzoo.com Canada, Inc., a corporation formed under the Business Corporations Act of Canada
Travelzoo (Europe) Ltd, a corporation formed under the Companies Acts 1985 to 1989 of the United Kingdom

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